Exhibit 32.1
MESA AIR GROUP, INC. AND ITS SUBSIDIARIES
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Amendment No. 1 on Form 10-K/A to the Annual Report of Mesa Air Group, Inc. (the ~Company”) on Form 10-K for the period ended September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the ~Report”), I, Jonathan G. Ornstein, Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By	/s/ JONATHAN G. ORNSTEIN

Jonathan G. Ornstein
Chairman and
Chief Executive Officer
Date: March 7, 2008